STEVEN H. MERMELSTEIN
                           Certified Public Accountant
                                  2523 Avenue P
                               Brooklyn, NY 11229




                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


I hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of my report dated February 8, 1999, relating to the consolidated financial statements of Webspan, Inc. as of December 31, 1996 and 1997 and for the two years then ended.

I also consent to the reference to me under the caption "Experts" in the prospectus.


                                                      /s/ Steven H. Mermelstein
                                                      -------------------------
                                                      Steven H. Mermelstein, CPA





Brooklyn, New York
April 30, 1999